                                                                   Exhibit 11.1

ORTHODONTIX, INC.
F/K/A EMBASSY ACQUISITION CORP.
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                           SEPTEMBER 30,                    SEPTEMBER 30,
                                                       1998            1997             1998            1997
                                                   --------------  --------------   -------------   --------------

Basic:
     Net loss applicable to
        common stock                               $     (10,200)  $    (203,472)  $    (252,226)   $    (445,497)
                                                   =============   =============    ============    =============
     Weighted average number of common
         shares outstanding                            5,881,721       1,300,000       4,119,521        1,300,000
                                                   =============   =============    ============    =============

     Basic earnings per share                      $       (0.01)  $       (0.16)   $      (0.06)   $       (0.34)
                                                   =============   =============    ============    =============

Diluted:
     Net loss applicable to
        common stock                               $     (10,200)  $    (203,472)   $   (252,226)   $    (445,497)
                                                   =============   =============    ============    =============
     Weighted average number of common
         shares outstanding                            5,881,721       1,300,000       4,119,521        1,300,000

     Weighted average number of common
         stock equivalents                                     0 (1)           0               0 (1)            0
                                                   -------------   -------------    ------------    -------------
     Weighted average number of common
         and common equivalent shares
         outstanding                                   5,881,721       1,300,000       4,119,521        1,300,000
                                                   =============   =============    ============    =============

     Diluted earnings per share                    $       (0.01)  $       (0.16)   $      (0.06)   $       (0.34)
                                                   =============   =============    ============    =============


(1) Potential common shares for 1998 are antidilutive and, thus are excluded from the calculation of earnings per share.